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Exhibit 10.6

GLOBALMEDIA.COM

STOCK OPTION AGREEMENT
UNDER
2000 STOCK OPTION PLAN
(Non-Qualified Stock Option)

November 14, 2000

To: Jeffrey Mandelbaum

    We are pleased to inform you that you have been selected by the Board of Directors of the Company to receive an option to purchase shares of the Company's common stock (the "Option") under the terms of this Agreement and of the Company's 2000 Stock Option Plan (the "Plan"). A copy of the Plan is attached as Exhibit A, and is incorporated into this Agreement. Please refer to the Plan for a detailed explanation of the Option. All undefined capitalized terms used in this Agreement have the meaning provided in the Plan. The specific terms of your Option are as follows:

    1.  Number of Shares.  You may purchase up to 300,000 shares of the Company's common stock under this Option.

    2.  Exercise Price.  $0.4375 per share, which is the fair market value of one share of the Company's common stock as of the date of this Agreement.

    3.  Date Option Granted.  The date of this Agreement.

    4.  Term.  Unless sooner terminated, the Option must be exercised on or before ten years from the date it was granted. The Option is exercisable in accordance with its terms until it is terminated or expires.

    5.  Base Date for Vesting.  The date of this Agreement.

    6.  Vesting.  This Option shall vest and become exercisable according to the following schedule.

Years of Continuous Service, from Base Date	Portion of Total Option That is Exercisable
1 through 30 days	25,000
60 days	50,000
90 days	75,000
120 days	100,000
150 days	125,000
180 days	150,000
210 days	175,000
240 days	200,000
270 days	225,000
300 days	250,000
330 days	275,000
360 days	300,000

    7.  Termination of Option.  A number of events, such as your retirement, death, or termination of employment, can cause the Option to terminate. The provisions of the Plan concerning termination of the Option are set forth in detail in Section 8 of the Plan.

    8.  Option Not Transferable.  This Option cannot be transferred except by will or the applicable laws of descent and distribution.

    9.  Investment Purchase; Restrictions.  By accepting this Option you represent and warrant to the Company that you are acquiring this Option, and will acquire any Shares purchased through exercise of this Option, solely for investment purposes and not with a view to distribution, unless the Plan has been registered with the SEC on a Form S-8 registration statement. However, the Company has no obligation to register the shares that would be issued upon the exercise of your Option, and if it never registers the shares, you may not be able to sell the shares you receive upon exercise. This and other restrictions related to federal and state securities laws are described in Section 11 of the Plan. A number of the conditions to the Company's obligation to permit exercise of this Option are also set forth in Section 6 of the Plan.

    10.  Non-Statutory Stock Option.  This Option is a Non-Statutory Stock Option as defined in the Plan, and is not intended to be an "Incentive Stock Option" as that term is defined in Section 422 of the Internal Revenue Code, as amended.

    11.  Not Compensation.  This Option is being granted to you as further consideration for your agreement to continue to serve as Chairman of the Board of the Company and is not intended to be deemed compensation to you. If this provision conflicts with the terms of any other agreement between the parties, then this provision will control.

    12.  Taxation.  If you exercise this Option, you will have taxable income equal to the difference between the fair market value of the Common Stock (as of the date of exercise) that you purchase under this Option and the Exercise Price and the gain that you may realize upon the sale of the stock will be taxed as capital gain. In addition, because this amount is taxed as compensation, it may require the Company to withhold income and payroll taxes from other income paid to you. Thus, the time at which you exercise this Option or dispose of any shares acquired upon exercise of this Option may significantly affect your tax burden. You should consider obtaining tax advice before exercising your Option.

    13.  General.  This Agreement will be governed by, construed, and enforced under the laws of the State of Nevada. If any portion of this Agreement is held to be invalid by a court having jurisdiction, the remaining terms of this Agreement will remain in full force and effect. The prevailing party in any arbitration or litigation concerning this Agreement is entitled to reimbursement of its court costs and attorney fees by the non-prevailing party, including such costs and fees as may be incurred on appeal or in a bankruptcy proceeding.

    Please sign the attached election form indicating whether you choose to accept or decline this Option upon the terms set forth in the Plan and this Agreement, and return the signed election form to the Company.

                      Very truly yours,

                      GLOBALMEDIA.COM

                      By

                      Name:

                      Title:

ELECTION TO ACCEPT OR DECLINE OPTION GRANT
UNDER THE
GLOBALMEDIA.COM
2000 STOCK OPTION PLAN

    I              ACCEPT              DECLINE the stock option granted to me under the Plan, as set forth in the above letter agreement. If I accept the grant of the Option, I acknowledge that I have received and understood, and agree to, the terms of this letter agreement and the Plan.

    DATE: November   , 2000.

                      (Signature)
                       Jeffrey Mandelbaum
                      (Printed Name)

EXHIBIT A
PLAN

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GLOBALMEDIA.COM STOCK OPTION AGREEMENT UNDER 2000 STOCK OPTION PLAN (Non-Qualified Stock Option)
ELECTION TO ACCEPT OR DECLINE OPTION GRANT UNDER THE GLOBALMEDIA.COM 2000 STOCK OPTION PLAN
EXHIBIT A PLAN